Exhibit 5.1

May 16, 2012
99 GARNSEY ROAD
PITTSFORD, NY 14534
(585) 419-8800

Tompkins Financial Corporation

The Commons

P.O. Box 460

Ithaca, New York 14581

Re:  Tompkins Financial Corporation; Registration Statement on Form S-4 (Registration No. 333-180825)

Ladies and Gentlemen:

We have acted as counsel to Tompkins Financial Corporation, a New York corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the proposed offering and sale of up to 2,627,904 shares (the “Shares”) of common stock, par value $0.10 per share, of the Company in connection with the merger (the “Merger”) of VIST Financial Corp. (“VIST”) with and into a wholly-owned subsidiary of the Company pursuant to the Agreement and Plan of Merger, dated January 25, 2012, among the Company, VIST and TMP Mergeco, Inc. (the “Merger Agreement”).

In rendering this opinion, we have (i) examined the Registration Statement and the exhibits thereto, (ii) examined and relied upon original, certified, conformed, photostat or other copies of the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company and such other documents and records, and (iii) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein. We have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company with respect to the accuracy of the factual matters addressed in the documents and records listed above. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

Based on the foregoing, and assuming (i) that the conditions to closing of the Merger are satisfied or waived, including, without limitation, that the requisite votes by the shareholders of the Company and VIST are obtained, (ii) the receipt of required regulatory approvals, and (iii) the proper filing of Certificates or Articles of Merger,we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company against receipt of shares of VIST common stock in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following qualifications:

(a)                                  In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the State of New York.

(b)                                 Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)                                  Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, regulations and judicial opinions and to the facts, as they currently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

/s/ Harris Beach PLLC

Harris Beach PLLC